FOR IMMEDIATE RELEASE

STANLEY WORKS PROVIDES SUPPLEMENTAL INFORMATION ABOUT TODAY’S OFFER FOR FACOM TOOLS

New Britain, CT, July 18, 2005 – The Stanley Works (NYSE: SWK) today announced that it has made a firm offer to purchase Facom Tools from Fimalac for approximately €410 million ($494 million) in cash. Facom Tools, with 2004 sales of €370 million ($445 million) and LTM (last twelve months) operating profit of approximately 12%, includes the professional tool brands Facom®, Usag® (Italy) and Virax® (plumbing tools), among others. The proposed transaction is subject to certain regulatory approvals and other customary conditions, including consultation with Facom’s labor representatives, which must be completed prior to the acceptance of the offer by Fimalac. Assuming successful completion of this process, closing is expected to occur by year-end 2005 or shortly thereafter.

John F. Lundgren, Chairman and Chief Executive Officer, commented, “This is an ideal acquisition to enhance our Tools growth platform with excellent strategic and financial benefits. Facom is one of the preeminent professional hand tools companies in Europe and, as such, is one of the most attractive tool franchises in the world. Facom, with its focus in industrial and automotive tools in Europe, is a ‘hand-in-glove’ fit with our existing European hand tools business, which is strong in the D-I-Y and construction channels.

“This acquisition will add well-established professional brands to our portfolio and further diversify our customer base. It will give us a global market position in industrial and automotive tools that will enable us to serve our relatively stable local markets competitively and effectively while following our customers as they pursue growth strategies in developing markets such as Eastern Europe, China, India and other parts of Asia. Further, we expect to be able to introduce selected products from Stanley’s formidable, but North American-centric, industrial tools business into Facom’s distribution channels as well as benefit from Facom’s impressive array of innovative products, some of which may be sold into our North American markets.”

“Stanley has an outstanding track record of creating value through acquisitions,” Mr. Lundgren continued. “By combining businesses in the past, we have been able to achieve substantial sourcing cost reductions and production efficiencies with the help of the Stanley Fulfillment System. At the same time, we have reduced SG&A expenses and eliminated redundancies, while maintaining a sharp focus on organic growth and building out our growth platforms in Tools and Security Solutions. We will draw upon these proven capabilities in integrating Facom Tools.

“By almost doubling the size of our European operations, we will have greater scale, which should enhance the profitability of the combined enterprise. Both Facom’s senior management and our European team have demonstrated the ability to create economic value. The retention of key members of both teams is a major positive that gives us a high level of confidence that targeted benefits will be realized.”

James M. Loree, Executive Vice President and Chief Financial Officer, added, “The addition of Facom has very positive implications for our total company financial outlook in the coming years and thus for the creation of shareowner value. This transaction positions us to be a $4 billion company in revenues, with operating margins between 15% and 16% by 2007. Even after taking into consideration the effect of acquisition-related charges, our fully-diluted EPS should be well in excess of $4 by 2007.”

In this regard, the company is targeting €35 million of pre-tax synergies by the end of 2008 (attaining 65¢ per fully-diluted share by the end of 2008) and expects the acquisition to be highly accretive to earnings per fully-diluted share, as shown below:

Estimated EPS Amounts – a
	2006	2007	2008
EPS accretion before acquisition-related charges	30 cents	53 cents	70 cents

Acquisition-related charges – b)	(20 cents)	(18 cents)	(5 cents)

Net EPS accretion (GAAP)	10 cents	35 cents	65 cents

a) Assumes closing January 1, 2006.

b) Includes inventory step-up charges in 2006 and costs associated with realization of synergies in 2007 and 2008.

The effective income tax rate for this acquisition is expected to approximate 27%. Return on capital employed is expected to exceed the cost of capital in 2006 and rise to a mid-teens percentage by 2008.

The company expects to fund this acquisition through existing cash resources and debt, with the intention of preserving its current upper-tier investment grade credit ratings.

The anticipated future earnings per fully diluted share resulting from the Facom acquisition are supplemented with earnings aside from acquisition-related inventory step-up and restructuring charges. Management believes the earnings per share excluding these charges provide a meaningful indication of the underlying business performance and the future earnings capacity of the acquired business.

A conference call with investors has been scheduled for 8:30 am Eastern time today to discuss the information in this release. The call is accessible by telephone at (800) 267-8424 (domestic) and (706) 634-0695 (international) and via the Internet at http://www.stanleyworks.com/ by selecting “Investor Relations”. A slide presentation to accompany the call will be available at http://www.stanleyworks.com/ and will remain available for one week after the call. A replay of the call will also be available two hours after the completion of the conference call and will remain available for one week and can be accessed at (800) 642-1687 (domestic) or (706) 645-9291 (international) by entering the conference identification number 7819114.

Stanley was advised by the London office of Bank of America’s investment banking unit, Banc of America Securities Limited.

Note: Currency conversion based on the July 15, 2005 mid-day rate of 1.2037, as published by The Federal Reserve Bank of New York.

Stanley Contacts:

Investors: Gerry Gould, VP – Investor Relations, 860-827-3833
Media in Europe: Andrew Dewar or Patricia Perrier, Brunswick Group, 33-1-53-96-83-83
Media in U.S.: Ellen Barry or David Press, Brunswick Group, 212-333-3810

About The Stanley Works

The Stanley Works, an S&P 500 company with 2004 revenues of $3.0 billion (€2.5 billion), is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. The Stanley Works’ 2004 industrial and automotive tool revenues totaled $1.3 billion (€1.1 billion), with 85% in the Americas. Approximately 30% of the company’s revenues are generated outside the United States, including nearly 20% from Europe, where Stanley® is a well-recognized brand. For over 162 years, the Stanley® brand has been synonymous with quality, reliable products. Its well-known tool and storage brands include Stanley® as well as FatMax®, Husky®, Goldblatt®, Bostitch®, Jensen®, Mac®, Proto®, La Bounty®, Vidmar®, CST®, David White® and ZAG®. Security Solutions brands include Stanley®, Best®, Blick® and Frisco Bay®. The company employs approximately 15,000 associates. More information about The Stanley Works can be found at http://www.stanleyworks.com/.

About Facom Tools

Facom, with annual revenues approximating €370 million ($445 million) (excluding revenues from its garage equipment business, Beissbarth, and the recently divested North American SK tool subsidiary), is a leading European manufacturer of hand tools and mechanics tools, and has been producing tools for over 85 years. Facom designs, manufactures and markets the majority of its product range of tools to professional end users. Its well-known industrial tool brands include Facom® Virax® and Usag®. The company is a leader in France, Italy and the Benelux with a strategy of strong innovation, through 12 research and development offices. The company employs approximately 2,500 associates. More information about Facom can be found at http://www.facom.com/.

CAUTIONARY STATEMENT
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including those regarding the ability to consummate the proposed transaction and the results that may be achieved following consummation (the “Results”), are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

The company’s ability to consummate the proposed transaction and to deliver the Results is dependent upon, among other things, (i) the implementation of the information/consultation procedure of the labor representatives required in connection with the proposed transaction; (ii) obtaining the approvals, third party consents and clearances required to consummate the proposed transaction; (iii) the ability of the company to achieve the synergies anticipated as a result of the proposed transaction and limit acquisition-related costs and expenses within expected ranges; (iv) the success of the company’s efforts to maintain prices in order to, among other things, offset the impact of steel and other commodity price inflation; (v) continued improvements in productivity and cost reductions; and (vi) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition. The company’s ability to achieve the Results will also be affected by external factors including pricing pressure and other changes within competitive markets, the continued consolidation of customers particularly in consumer channels, inventory management pressures on the company’s customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the company’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the company’s installation, distribution and sales networks such as weather conditions, war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.

The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.